UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 FORM 8-K CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

Date of Report: August 19, 2007 (Date of earliest event reported)
Digicurve, Inc. (Exact name of registrant as specified in its charter)

NV (State or other jurisdiction of incorporation)	000-52507 (Commission File Number)	20-1480203 (IRS Employer Identification Number)

2764 Lake Sahara Drive, Suite 111 Las Vegas, NV (Address of principal executive offices)		89117 (Zip Code)
(604) 331-1459 (Registrant's telephone number, including area code)

Not Applicable (Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant's Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

On August 19, 2007, the Company entered into an Asset Purchase Agreement with s.C. Fightsoft Multimedia SRL, a Romanian corporation ("Fightersoft") and Global Satellite Broadcasting Corporation, a Thailand corporation ("GSBC"). Under the terms of the Agreement:

The Company will acquire certain assets of Fightersoft, including patents and certain software.

The Company will issue to Fightersoft 40,000,000 shares of the Company's common stock to certain shareholders of Fightersoft in exchange for the purchased assets.

The Company will acquire from GSBC its interest in Wallflower Global, Ltd, a New Zealand limited corporation ("Wallflower") and any interests it has in Fightersoft.

The Company will issue to certain GSBC shareholders a total of 24,695,800 shares of the Company's common stock. Additionally, the Company will issue 2,500,000 shares of its common stock to Wallflower and pay the sum of $2,500,000 to Wallflower, to be paid at the earlier of the closing of funding by the Company in the minimum of $3,000,000, or twelve months from the date of the Agreement.

Following the close of the Agreement, the Company will undertake to change its name to Fightersoft Multimedia Corporation.
Section 9 Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

a) Financial Statements

None

b) Exhibits

10.1 Asset Purchase Agreement

SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: 22 August, 2007	DIGICURVE, INC. By: /s/ Stephen L. Burke Stephen L. Burke, CEO and Director